New Jersey Division of Revenue

          Certificate of Amendment to the Certificate of Incorporation
                    (For Use by Domestic Profit Corporation)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

1.   Name of Corporation:

     Royal Capital Management Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter to read as follows:

          The aggregate number of shares that which the corporation shall have the authority to issues is 100,000,000 shares of common stock, par value $.0001 and 10,000,000 shares of preferred stock, par value $.0001.

3. The number of shares outstanding at the time of the adoption of the amendment was: 4,260,000

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.   The number of shares voting for and against such amendment is as follows:
     (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment respectively).


     Number of Shares Voting for Amendment       Number of Shares Voting Against Amendment
     -------------------------------------       -----------------------------------------
                   2,476,513                                      0


5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6.   Other provisions: (Omit if not applicable).



                                           By:  /s/ Yan Jacob Rusanov

Dated this 6th day of October 2004                  President